Exhibit 6.7

Neither the preparation nor the delivery of this Lease to Tenant (or its legal counsel) for examination shall be deemed to be an offer by Landlord to lease the Premises to Tenant. Rather, such preparation and/or delivery shall be merely a part of the negotiations between Landlord and Tenant. The signature of this Lease by Tenant and delivery of the signed Lease to Landlord shall be deemed to constitute an offer by Tenant to lease the Premises from Landlord upon the terms and conditions contained in such signed Lease, which offer may be accepted or rejected by Landlord in its sole and absolute discretion. Landlord’s acceptance of Tenant’s offer to lease shall only be by the signature of this Lease by Landlord and delivery of a fully signed Lease to Tenant (or its legal counsel). Landlord shall have no obligation or liability to Tenant whatsoever until such time as Landlord has signed and delivered a copy of this Lease to Tenant (or its legal counsel) and all conditions precedent to Landlord’s obligations, if any, have been satisfied or waived.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into as of this 30th day of October 2023 (“Lease Date”), by and between Brigantia LLC, a Florida limited liability company (“Landlord”), and Benjamin Securities., Inc, an New York corporation (“Tenant”).

ARTICLE I - THE PREMISES; DEMISE; TENANT IMPROVEMENTS

In consideration of the rent hereinafter reserved and of the terms, conditions and covenants hereinafter stated, Landlord leases to Tenant, and Tenant leases from Landlord, Suite 510 at 1110 Brickell Avenue, Miami, Florida 33131 (the “Premises”), whose legal description is set forth in Exhibit 1.1(a). The parties agree to and stipulate that the Premises consist of 1046 rentable square feet of space. The Premises are located within the 1110 Brickell condominium (the “Condominium”). The term “Parking Facilities” means the appurtenant parking area adjacent to the Condominium.

ARTICLE II - INTENTIONALLY DELETED

ARTICLE III - TERM; COMMENCEMENT; POSSESSION; EARLY POSSESSION

3.1 Term. The term of this Lease (“Term”) shall commence (“Term Commencement Date”) on November 6, 2023 and shall continue, unless earlier terminated in accordance with the provisions of this Lease until November 5, 2025 (the “Term Expiration Date”).

3.2 Lease Year. As used in this Lease, the Term “Lease Year” shall mean each consecutive period of twelve (12) calendar months commencing on the Term Commencement Date and each anniversary thereof, if the Term Commencement Date shall fall on the first day of a calendar month, and if the Term Commencement Date shall fall on a day other than the first day of a calendar month, the term Lease Year shall mean each consecutive period of twelve (12) calendar months beginning on the first day of the calendar month immediately following the Term Commencement Date and each anniversary of the first day of the first Lease Year, and in such case the first Lease Year shall include the period from the Term Commencement Date to the first day of the immediately following calendar month.

3.3 Acceptance of Possession by Tenant. Tenant acknowledges and agrees that it has previously inspected the Premises and Tenant is accepting possession of the Premises in its “as is” condition. The taking of possession of the Premises by Tenant shall constitute an acknowledgement by Tenant that the Premises are in good condition and that all work and materials provided by Landlord and required to be constructed by Tenant are satisfactory.

3.4 Early Access to Premises. Subject to the Tenant satisfying all of its obligations set forth in this Lease, including the early payment of the Base Rent (as defined below), the Security Deposit (as defined below) and meeting all of the insurance obligations set forth in Article XIII below, the Landlord agrees to provide the Tenant with access to the Premises as of November 6, 2023 to allow the Tenant to make certain non-material improvements to the Premises and to install furniture, fixtures and equipment therein. Except for the payment of Rent, such early access to the Premises shall be on and subject to the same terms and conditions set forth in this Lease.

3.5 Rent Commencement. Tenant will begin paying rent in November 6, 2023.

ARTICLE IV – RENT

4.1 Rent. Tenant shall pay as rent for the Premises the amount stated in this Article IV and all other amounts which shall become due to Landlord from Tenant under the terms of this Lease. Said amounts, including Additional Rent, are sometimes collectively hereinafter referred to as “Rent”.

4.2 Base Rent; Increases in Base Rent; Advance Rent;.

(a) Tenant shall pay to Landlord as base rent for the Premises (“Base Rent”) during the first year of the Term Forty Eight Thousand Dollars ($48,000.00) per annum, plus all applicable sales, use and other taxes as are now or later enacted. The Base Rent shall be paid in monthly installments. The annual Base Rent for the second (final) year of the Term shall be equal to the Base Rent due in the prior year multiplied by a factor equal to one hundred and four percent (104%). The Base Rent shall be paid in advance without invoice, notice, demand, offset or deduction in equal monthly installments, on the first day of each month during the Term of this Lease.

(b) Concurrent with the Tenant’s execution and delivery of this Lease, the Tenant shall pay to the Landlord Eight Thousand seven hundred fifty four and 30/100 Dollars ($8,754.30) which shall be credited against the first month’s and last month’s payment of Base Rent as then calculated and due plus applicable sales tax.

4.3 Additional Rent. If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Landlord shall incur any expense at the request of Tenant for which Landlord is not obligated under the terms of this Lease, or if Tenant shall be obligated to Landlord under this Lease for any sum other than Base Rent, the amount thereof shall be deemed to be additional rent (“Additional Rent”) and shall be due and payable by Tenant to Landlord, plus all applicable sales, use and other taxes as are now or later enacted, if any, simultaneously with the next succeeding monthly installment of Base Rent, or such other time as may be expressly provided in this Lease for the payment thereof. All amounts due to Landlord from Tenant under this Lease are Rent for all purposes of collection and enforcement of Landlord’s rights under this Lease and Landlord shall have the same remedies for non-payment thereof as for non-payment of Base Rent.

4.4 Sales, Use and Other Taxes. In addition to Base Rent, Additional Rent and any other amount required to be paid by Tenant to Landlord under this Lease, Tenant shall also pay to Landlord, simultaneously with the payment of monthly Base Rent, the amount of any applicable sales, use, excise or other tax levied on any such rents or other sums payable by Tenant to Landlord imposed by the United States of America, the State of Florida, the County of Miami-Dade, the City of Miami, or any political subdivision thereof, at any time notwithstanding the fact that such Governmental Requirements imposing the same may endeavor to impose the tax on Landlord. If any business, rental or other tax now or hereafter levied upon Tenant’s use or occupancy of the Premises are enacted or modified so that any of such taxes are levied against Landlord, or the method of collection is changed so that Landlord becomes responsible for collection or payment of such taxes, Tenant shall pay same to Landlord upon written demand by Landlord as Additional Rent. Any tax or levy referred to in this Section 4.4 required to be paid to or collected by Landlord shall be deemed Rent for all purposes of collection and enforcement of Landlord’s rights under this Lease and Landlord shall have the same remedies for non-payment thereof as for non-payment of Base Rent.

4.5 Past Due Payments. If Tenant fails to pay, on or before its due date, any payment becoming due to Landlord under this Lease, Tenant shall pay to Landlord an administrative late charge equal to ten (10%) percent of the amount of the delinquent payment plus costs and reasonable attorneys’ fees, if any, incurred by Landlord to collect amounts due from Tenant. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and not a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies provided under this Lease or at law. Further, such delinquent payment shall bear interest at the maximum rate lawful in the state in which the Premises are located from the due date of such payment to the date of payment. Such late charge and interest shall constitute Rent for all purposes of collection and enforcement of Landlord’s rights under this Lease and Landlord shall have the same remedies for non-payment thereof as for non-payment of Base Rent.

4.6 Manner of Payment. All Base Rent, Additional Rent and any payment becoming due to Landlord under this Lease shall be paid in U.S. funds by wire transfer or direct deposit in Landlord’s bank account or at such other place or in such other manner as designated by Landlord from time to time, without any prior demand and without any deduction or set-off whatsoever promptly on the dates due. If any check(s) drawn by Tenant are not honored when presented on more than two (2) occasions in any period of twelve (12) consecutive months, Landlord may, by written notice to Tenant and in addition to any other remedy available to Landlord as provided herein or at law, require that all future payments of Base Rent and Additional Rent be paid by electronic funds transfer or by bank or certified check.

ARTICLE V - SECURITY DEPOSIT; LETTER OF CREDIT; SECURITY INTEREST

5.1 Security Deposit. On or before the Lease Date, the Tenant shall deposit with the Landlord an amount equal to Four Thousand Dollars ($4,000.00) as security for the full, faithful and prompt performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease.

5.2 Application of Security Deposit. If Tenant shall commit or permit to occur an Event of Default (as defined below), Landlord may, at its option, apply such portion of the Security Deposit as may be necessary to cure the Event of Default, and Tenant shall replenish the Security Deposit on written demand, but notwithstanding any such application, Tenant shall remain liable for all loss or damage suffered by Landlord in excess of any amount of the Security Deposit so applied.

5.3 Return of Security Deposit. Provided (a) that there is no uncured Event of Default on the part of Tenant, and no event or circumstance which, with the giving of notice or passage of time or both, would constitute an Event of Default and as to which Landlord has given Tenant a notice of default which has not yet been cured and (b) Tenant has surrendered and delivered the Premises to the Landlord prior to the Term Expiration Date in compliance with the terms set forth in Article XXII below, then within ninety (90) days following the Term Expiration Date the Landlord shall refund the Security Deposit to Tenant, less such portion thereof as Landlord shall have applied in accordance with the provisions of this Lease.

5.4 Landlord’s Security Interest. Tenant grants to Landlord a security interest in the Security Deposit and acknowledges that it is a perfected security interest, as Landlord has possession of the Security Deposit and authority to apply it as and for the purposes stated in this Lease. The parties agree and acknowledge that Landlord shall have the right to commingle the Security Deposit with its general funds and said Security Deposit shall not be required to be segregated. The Tenant agrees that it shall not mortgage, pledge, hypothecate, assign, convey or otherwise encumber the Security Deposit with Landlord hereunder.

5.5 Transfer of Security Deposit. Upon the sale or transfer of Landlord’s interest in the Premises, Landlord may, without the consent of the Tenant, transfer the Security Deposit to the purchaser or assignee, and in such event Tenant shall thereafter look only to the purchaser or assignee as the successor lessor hereunder, for the return of the Security Deposit and Landlord shall be released from any and all liability to Tenant with regard to the Security Deposit as of the effective date of any such sale or transfer.

5.6 Mortgagee. If the holder of any mortgage encumbering the Premises shall succeed to the ownership of the Premises, by foreclosure or deed in lieu of foreclosure, Tenant acknowledges that it will not look to such holder, or any successor in title of such holder, for the return of the Security Deposit, except if and to the extent the Security Deposit is actually transferred to and accepted by the mortgage holder.

ARTICLE VI - USE OF PREMISES; USE OF COMMON AREAS

6.1 Permitted Use. The Premises shall be used during the Term of this Lease as an office and for no other use or purpose without the prior written consent of Landlord, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner constituting waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Condominium. Tenant shall comply with all Government Requirements of any Governmental Authority having jurisdiction over the Premises or the activities conducted in the Premises, and the rules and orders of any insurance underwriting board or insurance inspection bureau engaged by Landlord or any insurance company writing policies of insurance covering the Condominium. If, as a result of Tenant’s use and occupancy of the Premises at any time during the Term of this Lease, any additions, alterations, or improvements shall be required to be made by Landlord to any part of the Premises to comply with any requirements of the Americans with Disabilities Act of 1990 and any regulations issued thereunder, Tenant shall reimburse Landlord on written demand for the costs incurred by Landlord to effect such compliance.

6.2 Use of Common Areas. The term “Common Areas” as used throughout this Lease shall mean the following areas: (i) any areas in the Condominium devoted to shared lobbies, hallways, elevators, rest rooms, janitorial closets, mailrooms, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or for the public located in the Condominium (but shall not include any such areas designated for the exclusive use or benefit of a particular tenant, including Tenant); (ii) portions of the Condominium used for mechanical rooms, electrical facilities, telephone closets, fire towers and building stairs (but shall not include any such areas designated for the exclusive use or benefit of a particular tenant, including Tenant), provided Tenant is not granted a license to utilize such areas; (iii) elevator shafts, vents, stacks, pipe shafts and vertical ducts, provided Tenant is not granted a license to utilize such areas; and (iv) those portions of the Condominium which are provided and maintained for the common use and benefit of Landlord and tenants of the Condominium only and employees and invitees and licensees of Landlord and such tenants; including, without limitation, all atriums, walkways, parking areas, and all streets, sidewalks and landscaped areas comprising the Condominium. Tenant shall have the non- exclusive right, together with the Landlord and the other tenants of the Condominium, invitees thereof and others, to use Common Areas for ingress and egress and other proper purposes appropriate to the function of those facilities. Subject to the terms of this Lease, all Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the full right and authority to employ all personnel and to make all reasonable nondiscriminatory rules and regulations as Landlord may in its reasonable discretion deem proper, pertaining to the proper operation and maintenance of the Common Areas. The Landlord or the Condominium shall have the right to temporarily close all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord’s counsel or the Condominium’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to close temporarily any portion thereof in connection with the completion of necessary repairs thereto, and except as otherwise expressly provided herein, Tenant shall not be entitled to any compensation, damages, or diminution or abatement of rent, nor shall same be deemed a constructive or actual eviction.

ARTICLE VII - ASSIGNMENT AND SUBLETTING

7.1 Landlord’s Consent Required.

(a) Tenant shall not transfer this Lease or any interest of Tenant under this Lease, or grant any security interest therein, or assign or sublet all or any portion of the Premises, without the prior written consent of Landlord, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion. No assignment, transfer or encumbrance of Tenant’s interest in or under this Lease, nor any subletting, may occur by operation of law or otherwise without the prior written consent of Landlord, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion. Any dissolution, merger, consolidation, reorganization or similar transaction involving Tenant, or the sale or transfer of all or substantially all of Tenant’s assets shall be deemed to be an assignment of this Lease for the purposes of this Section 7.1(a). Any attempt at assignment, transfer or encumbrance of any interest of Tenant in or under this Lease or any attempt to sublease all or any part of the Premises without Landlord’s consent, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion, shall, at the option of Landlord, constitute a material default by Tenant in this Lease.

(b) No assignment, subletting or encumbrance for which Landlord’s consent is required shall become effective until, and any consent granted by Landlord shall be conditioned upon, submission to Landlord of the proposed instrument of assignment, subletting or encumbrance for Landlord’s prior written consent as to form and substance, which consent as to form and substance may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion, and which instruments shall provide, among other things, as a condition precedent to such consent, that any assignee, transferee, sublessee or successor to Tenant, and Tenant, shall be jointly and severally liable to Landlord for all obligations in favor of Landlord imposed by this Lease or the instrument of such assignment, transfer, sublease or succession. Any instrument of assignment pursuant to which any party may succeed to the interest of Tenant under this Lease shall expressly provide for the assumption of the obligations of this Lease by such assignee or successor. If Tenant shall seek Landlord’s consent to any assignment, transfer or encumbrance of this Lease, or to any subletting, Tenant shall furnish to Landlord the name, address and telephone number of the proposed assignee, transferee, lienor or subtenant, and the identity of a contact person for that party, and such additional information regarding such party as Landlord shall require. Relevant criteria that the Landlord may consider in determining reasonableness of consent, among other things, include, but are not limited to, credit history of a proposed assignee or sublessee, negative references from prior landlords, concern over the environmental impact of the business on the Premises of such proposed assignee or sublessee, and any change or intensification of use of the Premises. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days of Landlord’s request for reimbursement, for the reasonable costs and expenses of Landlord in reviewing, negotiating and approving any assignment, sublease or assumption, including, without limitation, Landlord’s attorneys’ fees.

7.2 Assignment in Bankruptcy. Notwithstanding any of the foregoing provisions, covenants, and conditions of Section 7.1 above to the contrary, in the event that this Lease is assigned to any party pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of the Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any party who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment stating (i) the name, address and telephone number of such party, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such party’s future performance under the Lease, including, without limitation, the assurances referred to in the Bankruptcy Code, or any such successor or substitute legislation or rule, shall be delivered to Landlord by Tenant no later than ten (10) days after receipt by Tenant, but in any event no later than five (5) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by written notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such party, less any brokerage commissions which may be payable out of the consideration to be paid by such party for the assignment of this Lease. Any party to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

7.3 Effect of Permitted Assignment, Sublease, Etc. Neither the consent by Landlord to an assignment, transfer, sublease or encumbrance, nor the collection or acceptance of Rent by Landlord from any assignee, transferee or subtenant, shall constitute a release of Tenant from any liability or obligation under this Lease nor a waiver of performance of any obligation or covenant of Tenant under this Lease. Notwithstanding any such assignment or transfer by Tenant of this Lease or any interest therein, or any subletting by Tenant, Tenant shall remain liable for all payments then due or thereafter becoming due under the Lease and for the performance of all other obligations and covenants of the Tenant then accrued or thereafter accruing. Landlord’s consent to any assignment, transfer, sublease or encumbrance shall not be construed as waiving the requirement of Landlord’s prior written consent to any further or other assignment, transfer, sublease or encumbrance. During any period in which there is any default in the payment of any sums due to Landlord or the performance of any obligations to be performed by Tenant under this Lease, all Rents or other sums due from any assignee or subtenant of Tenant are hereby assigned to Landlord and any such subtenant or assignee is hereby authorized to make payment directly to Landlord.

In addition to other Rent due hereunder, in the event of any assignment or subletting, any “Profits” with respect to the space covered by such assignment or subletting shall be paid to Landlord as Additional Rent. “Profits” are hereby defined to be any amounts paid by an assignee or sublessee and any other consideration received by or on behalf of Tenant, with respect to any period, in excess of the Base Rent and Additional Rent payable by Tenant to Landlord with respect to the same period relating to said space, plus any consideration payable by the assignee or subtenant for any equipment, furniture, furnishings, or other property of Tenant, or right of Tenant therein, located in the Premises, less reasonable expenses for brokerage commission, building standard improvements made for the subtenant or assignee by Tenant and reasonable attorneys’ fees and costs paid by Tenant in consummating the assignment or subletting.

ARTICLE VIII - TENANT’S MAINTENANCE AND REPAIRS

8.1 Tenant’s Obligations. Tenant shall not suffer any damage, waste or deterioration to occur to the Premises and shall, at Tenant’s sole cost and expense, maintain the interior non-structural portions of the Premises and the furniture, fixtures, equipment and appurtenances therein, and Tenant’s property, in good and sightly condition, and shall make all maintenance and repairs necessary to keep them in good working order and condition (including structural repairs when those are necessitated by the negligence or willful misconduct of Tenant or its agents, employees or invitees) reasonable wear and tear and acts of nature excepted. All repairs, replacements and restorations made by Tenant shall be equal in quality and class to the originals thereof and shall be completed in compliance with applicable Governmental Requirements. The Tenant covenants that any repairs or replacements (as the case may be) required by the terms of this Lease to be made by Tenant shall be commenced and completed expeditiously.

8.2 HVAC. Tenant covenants and agrees to keep, maintain, alter and replace, if necessary, the HVAC equipment which serves the Premises and to maintain compliance of same with regard to the use of chlorofluorocarbons (“CFCs”) under any Governmental Requirement now or hereafter in effect (the “CFC Laws”) including, without limiting the generality of the foregoing, all CFC Laws issued under the authority of the Clean Air Act Amendment of 1990 (the “Clean Air Act”), if applicable.

ARTICLE IX - TENANT ALTERATIONS

9.1 Landlord’s Consent; Conditions. Tenant shall not make or permit anyone to make any alteration, addition, improvement or perform any removal, demolition or construction work (collectively, “Alterations”) in or to any part of the Premises, without the prior written consent of Landlord, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion. If Landlord shall grant its consent to Tenant to make Alterations, Landlord may impose such conditions upon its approval as Landlord determines in its sole and absolute discretion, which conditions may include without limitation, (a) review and approval by Landlord of plans and specifications, (b) approval of the contractor or other persons who will perform the work, (c) provision by Tenant of specified additional insurance, security and payment and performance bond and (d) obtaining by Tenant of all permits and inspections required by any Governmental Requirement for the work. Alterations constructed or installed by Tenant shall conform to all applicable Governmental Requirements. Prior to the construction of any Alterations or the filing of any applications with any Governmental Authority to obtain permits or authorizations to construct the Alterations, Tenant shall submit to Landlord complete plans and specifications for all proposed Alterations, and promptly upon completion of any Alterations consented to by Landlord, Tenant shall furnish to Landlord a complete set of as-built drawings. Landlord’s consent to Alterations or Landlord’s approval of the plans, specifications and working drawings for Alterations, shall create no responsibility or liability on the part of Landlord to Tenant or any third party for the completeness, design sufficiency or compliance with Governmental Requirements of Governmental Authorities (including, without limitation, the Americans with Disabilities Act of 1990 and any regulations thereunder). Tenant shall construct and complete the Alterations in conformity with all applicable Governmental Requirements and insurance company requirements and at the end of the Term (at the sole and absolute discretion of the Landlord) Tenant shall either remove the Alterations constructed by Tenant or the Alterations may remain as part of the Premises. In the event Landlord requires that the Alterations be removed, Tenant shall place the Premises in the same condition as it was prior to such Alterations without any damages to the Premises (reasonable wear and tear excepted). Nothing herein contained shall be construed as consent on the part of Landlord to subject the estate of Landlord to any lien or liability under the construction lien laws of the State of Florida, it being expressly understood that Landlord’s estate shall not be subject to any such lien or liability. Tenant shall have no power or right to do any act or make any contract that may create or be the basis for any lien, mortgage or other encumbrance upon the estate of Landlord.

9.2 Indemnification, Removal. Tenant shall indemnify and hold Landlord harmless from and against all claims, costs, liabilities, liens and damages, including reasonable attorney’s fees and costs arising or asserted, by reason of any Alterations made or authorized by Tenant in the Premises. Tenant’s making, or authorizing to be made, any Alterations in the Premises without Landlord’s prior written consent shall constitute a material breach of this Lease and an Event of Default. Landlord shall have the right to remove any such unauthorized Alterations and restore the altered portions of the Premises to the condition in which same existed prior to the Alterations, and Tenant shall pay to Landlord all costs and expenses, including attorney’s fees and costs before, at and during trial and on appeal, incurred in connection with such removal and restoration, which shall constitute Additional Rent and shall be payable on written demand. The provisions of this Section 9.2 shall survive the termination and expiration of the Lease.

ARTICLE X - LANDLORD’S INTEREST NOT SUBJECT TO LIENS

10.1 Generally. Tenant shall not create or cause to be imposed upon the Premises or upon any part thereof or upon the interest of Landlord therein, any lien, claim of lien, charge or other encumbrance (collectively, “Lien”). If Tenant shall cause any Lien to be claimed, filed or imposed on the Premises or any part thereof or Landlord’s interest therein Tenant shall, at its sole cost and expense, cause the same to be released or satisfied of record, by payment, bonding or otherwise not later than five (5) days following the earlier of (a) the filing of record of the Lien, or (b) the service of the Lien on Landlord and written demand by Landlord upon Tenant for release or satisfaction thereof. Tenant shall indemnify and save Landlord harmless from and against any and all claims, demands, costs and liabilities resulting from any Lien claimed or filed, including reasonable attorneys’ fees and costs incurred by Landlord in contesting or seeking the discharge of such Lien. Landlord shall have the right to obtain the discharge of said Lien by payment, bonding or otherwise, and Tenant, upon demand by Landlord, shall reimburse Landlord for any cost or expense so incurred by Landlord. Any amount becoming payable to Landlord pursuant to this Section 10.1 shall constitute Additional Rent and shall be payable on written demand. The provisions of this Section 10.1 shall survive the termination and expiration of the Lease.

10.2 No Construction Liens. Landlord’s interest in the Premises shall not be subjected to liens of any nature by reason of Tenant’s construction, alteration, repair, restoration, replacement or reconstruction of improvements, including those arising in connection with or as an incident to the construction of any Tenant improvements or permitted Alterations, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanic’s, materialmen’s and construction liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any mechanic’s or materialmen’s lien or a claim of lien, any construction lien, or any other encumbrance whatsoever. The imposition of any such lien is expressly prohibited.

10.3 Notices of Commencement. Prior to commencement by Tenant of any Alterations for which a Notice of Commencement is required by any Governmental Requirement, Tenant shall record such Notice in the Public Records of Miami-Dade County, identifying Tenant as the party for whom such work is being performed (“owner” for the purposes of the work) and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall state that the interest of Tenant in the Premises is that of a leasehold estate and shall state that the interest of Landlord as the fee simple owner of the Premises shall not be subject to construction liens on account of the work which is the subject of the Notice of Commencement. A copy of the Notice of Commencement shall be furnished to Landlord and shall not be recorded prior to Landlord’s consent, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion.

ARTICLE XI – ACCESS; SIGNS, FURNISHINGS AND EQUIPMENT

11.1 Access. Landlord shall install and maintain one or more door locks to the Premises. Landlord shall furnish a reasonable number of keys to Tenant, and Tenant shall not have any duplicate thereof made. Tenant shall: (i) abide by all policies, procedures and rules and regulations for use of the keys and (ii) report promptly the loss or theft of all keys which would permit unauthorized entrance to the Premises. Tenant shall not place any lock or locks on any door, closet or similar item in the Premises without Landlord’s prior written consent. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

11.2 Signage on Directories and Doors. Tenant shall have the right to display its name and other reasonable information on the directories and the doors of the Premises but only in such size, color and style as are approved by Landlord in its reasonable absolute discretion. All of Tenant’s signs which are approved by Landlord shall be installed and maintained by Landlord, at Tenant’s sole cost and expense. If any sign not approved by Landlord is exhibited, displayed or installed by Tenant, Landlord shall have the right to remove the same at Tenant’s expense.

11.5 Removal of Signage. Upon termination of this Lease, Tenant shall remove from the Premises all signs placed by it, and, at its sole cost and expense, repair any damage to the Premises on account thereof, or at Landlord’s option, Landlord may remove such signs and repair such damage, if any, and the cost of such removal and repair shall be repaid to Landlord upon written demand to Tenant.

11.6 Furnishings. Landlord shall have the right to prescribe the weight and position of furniture, fixtures, equipment and supplies in and about the Premises, which, if permitted by Landlord, shall be installed and maintained in such manner so as to distribute weight safely along walls and floors. At Tenant’s sole cost and expense, Tenant shall forthwith repair any and all damage or injury to the Premises or Condominium caused by furniture, fixtures, equipment or supplies brought onto the Premises by Tenant (or its agents) or, at Landlord’s option, Landlord may repair such damage, the cost of which shall be repaid to Landlord on written demand. No furniture, fixtures, equipment, supplies or other bulky material of any description shall be allowed onto or into the Condominium or carried in the elevators thereof except as approved in writing by Landlord, and all such furniture, fixtures, equipment, supplies or other bulky material shall be delivered only through the designated delivery entrance of the Condominium and the designated freight elevator as designed by the Landlord. Landlord may, but shall not be obligated to, supervise the moving of all furniture, fixtures, equipment, supplies or other bulky material, but Landlord shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to or the hallways or walkways within the Condominium any of Tenant’s furniture, equipment or other material delivered or deposited there.

11.7 Equipment. Tenant shall not install any equipment, fixture, machinery, antenna or device of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water, heating, plumbing, air conditioning, communication, electrical, or other systems of the Premises or the Condominium, now or hereafter in place. Tenant shall not place or install any equipment, fixture, machinery, antenna or device of any kind in the Condominium outside of the Premises or which extends through or beyond the perimeter of the Premises, without first obtaining the prior written consent of Landlord, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion. Tenant shall not permit machines or equipment operated within the Premises to cause noise, signal transmission, vibration, or other emission that may be transmitted into the Condominium or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Condominium, or which causes interference with the function of any other equipment or system permitted or maintained by Landlord or other tenants in the Condominium.

ARTICLE XII - INSPECTION BY LANDLORD

Except in cases of emergency to protect injury or damage to persons or property, in which case reasonable notice will be provided, upon twenty four (24) hours’ prior notice to Tenant, Landlord and its agents and representatives, shall have the right to enter the Premises, without charge therefor to Landlord and without diminution of the Rent payable by Tenant, to examine, inspect and protect the Premises, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Term or any renewal Term, provided, however, that Landlord shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability for the improper performance thereof. In connection with any such entry, Landlord shall minimize the disruption to Tenant’s use of the Premises and in no event prevent Tenant from conducting business. Because certain pipes, conduits, ducts and utilities (collectively, “Conduits”) pass through the Premises and are supported by the overhead structure of the Condominium, Tenant agrees that Landlord shall have the reasonable right of access to these Conduits and to the Premises upon prior reasonable notice to Tenant as long as said access does not unreasonably interfere with Tenant’s business operations.

ARTICLE XIII - INSURANCE

13.1 Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises to install trade fixtures, equipment, including, but not limited to, data and/or communications cable, furniture or other personal property or (2) the Term Commencement Date, and continuing during the Term, Tenant, at its sole cost and expense, shall obtain and maintain in full force the following insurance coverage:

(a) Special Form property insurance covering all trade fixtures, furniture, decorations, equipment, inventory, supplies and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made to the Premises by the Tenant, in an amount not less than one 100% percent of their replacement cost from time to time during the Term without co-insurance, providing protection against perils included within an ISO special cause of loss policy form, together with insurance against windstorm, sprinkler damage (if sprinklers are installed), vandalism, theft, and malicious mischief, and shall also include plate glass coverage for all plate glass along the exterior walls of the Premises, with a reasonable deductible consistent with standard industry practice;

(b) Worker’s compensation insurance with no less than the minimum limits required by Governmental Requirements and with a reasonable deductible consistent with standard industry practice;

(c) Employer’s liability insurance with no less than the minimum limits required by Governmental Requirements and with a reasonable deductible consistent with standard industry practice;

(d) Commercial general liability insurance with a single combined limit, including any umbrella or excess commercial policy, with a broad form commercial general liability endorsement applicable to the Premises and its appurtenances, the sidewalks, if any, abutting and/or adjoining the Premises, and the business operated by Tenant and/or any party, in or from the Premises, on an occurrence basis in an amount of not less than $1,000,000.00 per occurrence or such additional amount as may be reasonably required by Landlord from time to time, which shall include insurance for personal injury, death or property damage occurring upon, in or about the Premises, including water damage and sprinkler leakage legal liability, and shall include products and completed operations coverage with a reasonable deductible consistent with standard industry practice;

(e) Business income and interruption insurance respecting Tenant’s operations from the Premises sufficient to cover Tenant’s overhead and payroll for at least twelve (12) months;

(f) During any period when any construction work is being performed within the Premises by or for Tenant, Tenant or its contractor(s) shall provide builder’s risk insurance equal to the replacement cost of any improvements being constructed, naming Landlord as a loss payee, and owner’s and contractor’s protective liability insurance in an amount of not less than $_____________per occurrence and $_____________ in the aggregate with a reasonable deductible consistent with standard industry practice; and each contractor shall maintain worker’s compensation insurance as required by Governmental Requirements, and Landlord shall be provided with certificates evidencing same prior to commencement of any such work; and

(g) Such other insurance as Landlord may reasonably require or as is customarily carried by businesses similar to Tenant’s business, in such amounts and conditions as Landlord may reasonably require.

All liability insurance policies shall be issued on an “occurrence” basis and not on a “claims made” basis, unless otherwise unobtainable. The amounts of insurance coverage required to be maintained by Tenant pursuant to this Lease shall be subject to review at the end of each one (1) year period following the Term Commencement Date. At each review, Landlord may require increases in the amounts of insurance coverage carried by Tenant if, in the reasonable opinion of Landlord or the holder of any mortgage encumbering the Premises, the amount of any insurance required to be maintained by Tenant under this Lease at that time is not adequate. All liability policies insuring Tenant, including those providing coverage in excess of the minimum coverage required by this Lease, shall be endorsed to name Landlord, Landlord’s agents and the holder of any mortgage encumbering the Premises, as additional insured parties, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, contain a hostile fire endorsement or amended pollution endorsement, and a contractual liability endorsement. Umbrella or excess policy(ies) shall be “following form.” Evidence of such liability insurance (on ACORD 25 or 25S, ACORD 27 and ACORD 28 forms, as applicable), or at Landlord’s sole option, copies of any policy(ies) providing coverage, shall be delivered to Landlord by Tenant at least ten (10) days prior to the Term Commencement Date and at least fifteen (15) days prior to each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and evidence of the coverage required herein, in either case after five (5) days from the date of Tenant’s receipt of written notice from Landlord, then Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of twenty percent (20%) of the cost. Tenant’s coverage may be included in a blanket policy (in which case the cost of such insurance allocable to the Premises will be expressly specified and all limits or coverage and deductibles shall be calculated and made applicable with regard to the Premises only). The limits of coverage set forth in this Lease shall not be construed to limit the coverage available to any additional insured party to an amount that is less than the full policy limit(s) of the coverage(s) actually carried by Tenant.

13.2 Insurance by Landlord. Landlord shall obtain and maintain during the Term of this Lease such insurance coverage for the Premises as in the exercise of reasonable judgment Landlord shall determine to be appropriate for the Premises, from time to time.

13.3 Tenant Caused Increases in Landlord’s Insurance Premium. Tenant shall not conduct any business or place any equipment or material in the Premises which may increase the premium charged for any of Landlord’s insurance on the Premises or cause Landlord’s insurance to be cancelled or threatened to be cancelled or the coverage reduced or threatened to be reduced. If any increase in the premium charge for any insurance carried by Landlord on the Premises is so caused, as stated by the insurance carrier or the applicable insurance rating bureau, Tenant shall pay to Landlord promptly on written demand the amount of such increase in premium, as Additional Rent.

13.4 Waiver of Subrogation. Landlord and Tenant each release the other to the extent of its insurance coverage (any deductible to be deemed insurance coverage), from any and all liability for any loss or damage caused by fire or any other casualty covered by insurance carried pursuant to this Lease, irrespective of whether such casualty, loss or damage shall be the result, in whole or in part, of fault or negligence of the other party or any person whose fault or negligence is legally attributable to such other party, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasor’s applicable policies of insurance contain a clause to the effect that this release does not affect such policies or the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its fire, extended and casualty insurance policies shall include clauses to the foregoing effect and denying the insuror any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured party before the occurrence of injury or loss. If the inclusion of the indicated clause shall result in extra costs for the policy, the insured shall notify the other party of the additional cost and if the notified party shall, within ten (10) days of such notice, pay the additional cost, the insured shall obtain the insurance including such clause, otherwise the insurance shall be obtained without such provision and this section shall not apply.

13.5 Release and Indemnification. Notwithstanding anything to the contrary contained herein, Tenant hereby releases and waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees, architects, engineers and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self-insurance, self insured retention, underinsurance, failure to insure or otherwise), regardless of whether the negligence or fault of Landlord (or its officers, directors, employees, managers, agents, invitees, architects, engineers or contractors) caused such loss. The failure of a party to insure its property shall not void this release and waiver. Landlord hereby releases and waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees, architects, engineers and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant (or its officers, directors, employees, managers, agents, invitees, architects, engineers or contractors) caused such loss; however, Landlord’s release and waiver shall not apply to any deductible amounts up to $75,000.00 maintained by Landlord under its insurance policy(ies). In the event of such loss or damage Landlord shall apportion the deductible amount to or among those tenants whose leased premises are affected proportionate to the amount of damage sustained by each such leased premises, and each such tenant shall reimburse Landlord for its respective portion of same. The provisions of this Section 13.5 shall survive the expiration of earlier termination of this Lease.

ARTICLE XIV – PURPOSEFULLY DELETED

ARTICLE XV – LIABILTY OF LANDLORD; INDEMNIFICATION.

15.1 Liability of Landlord; Indemnification by Tenant. The Landlord shall not be liable to Tenant for any claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property (collectively, “Claims”) arising out of any occurrence in, on or about the Premises, the Condominium or the Parking Facilities or any part thereof (including, but not limited to, the coming and going of employees and/or invitees of Tenant and including if occurring in public or Common Areas, the Condominium or the Parking Facilities), if caused or contributed to by Tenant or Landlord or the agents, servants, employees, invitees or contractors of either, or if arising by reason of or relating to any condition respecting the use of the Premises, the Condominium or the Parking Facilities or the breach of any of Tenant’s obligations under this Lease. Tenant shall indemnify, hold harmless, and defend Landlord against all Claims arising out of any occurrence in, on or about the Premises, the Condominium or the Parking Facilities (including, but not limited to, the coming and going of employees and/or invitees of Tenant and including if occurring in public or common areas of the Premises, the Condominium or the Parking Facilities), if caused or contributed to by Tenant or Landlord or the agents, servants, employees, invitees or contractors of either, or if arising by reason of or relating to any condition respecting the use of the Premises, the Condominium or the Parking Facilities, or the breach of any of Tenant’s obligations under this Lease. It is the intent of the parties hereto that the indemnity and defense obligations contained in this Section 15.1 shall not be limited or barred by reason of, and shall include all Claims resulting from, the negligence (whether alleged to be sole or contributory) on the part of Landlord or Landlord’s agents, servants, employees or contractors, except as may be expressly provided herein to the contrary. Such indemnification shall include and apply to reasonable attorneys’ fees, investigation costs, and other reasonable costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. This Lease is made on the express conditions that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the Premises, the Condominium or the Parking Facilities specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant’s agents, except as may be expressly provided in Section 15.2 below or unless determined by a final judgment or final arbitration order to be the result of Landlord’s sole negligence. Nothing in this Section 15.1 shall be construed to invalidate or limit the waiver of subrogation and release and waiver of Section 13.4 herein. The provisions of this Section 15.1 are subject to the obligation of Landlord to insure against risk of property damage to the Premises and nothing herein shall be construed to shift to Tenant liability for any risk required to be or actually insured against, other than to the extent of all or part of the deductible portion of any claim as otherwise provided in this Lease. The provisions of this Section 15.1 shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.

15.2 Landlord’s Indemnification. Landlord shall indemnify, hold harmless and defend Tenant from and against any and all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of use of any property incurred by reason of or arising out of any occurrence in, on or about the Premises, the Condominium or the Parking Facilities, to the extent that such injury or damage shall be caused by or arise solely from the grossly negligent act or omission or solely from the willful misconduct of Landlord, its agents, servants, employees or contractors. Such indemnification shall include and apply to reasonable attorneys’ fees, investigation costs, and other reasonable costs actually incurred by Tenant. Nothing in this Section 15.5 shall be construed to invalidate or limit the waiver of subrogation and release and waiver of Section 13.4 herein. The provisions of this Section 15.2 are subject to the obligation of Tenant to insure against risk of property damage and nothing herein shall be construed to shift to Landlord liability for any risk required to be or actually insured against. The provisions of this Section 15.2 shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.

15.3 No Offset Against Rent. In the event that Tenant shall at any time during the Term have a claim against Landlord, Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant from any Rent, Additional Rent or other sums payable to Landlord hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

15.4 Insurance. As to any matter for which Tenant is required to defend and/or indemnify Landlord and as to any party required herein to be named as an additional insured, any insurance maintained or provided by Tenant (i) shall be primary in relation to any other insurance maintained by or available to Landlord or any additional insured party, which other insurance shall provide excess coverage as to Landlord or such other additional insured party, (ii) shall not require Landlord or the additional insured party to tender any claim to its own insurance or to any other insurance available to Landlord or the additional insured, and (iii) shall provide that the insurer will not seek contribution from any other insurance available to Landlord or the additional insured. As to any matter for which Landlord is required to defend and/or indemnify Tenant, Landlord’s insurance shall be primary in relation to any insurance maintained by Tenant which shall provide excess coverage.

15.5 Loss and Damage. Landlord shall not be liable for any damage to any property of Tenant or of others located in the Premises, the Condominium or the Parking Facilities, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise caused by other tenants or persons or occupants in the Condominium or the Parking Facilities, or of adjacent property or the public. All property of Tenant kept or stored in the Premises, the Condominium or the Parking Facilities shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant’s insurance carriers.

ARTICLE XVI - RULES AND REGULATIONS

Tenant and its employees, agents, contractors, invitees and permitted subtenants shall abide by and observe the rules and regulations of the Premises attached hereto as Exhibit “16(a). Landlord shall have the right, from time to time, and without the approval of the Tenant to amend the rules and regulations by making deletions or additions, as shall be required in the reasonable judgment of Landlord for the safe and efficient operation and maintenance of the Premises. Any amendment of or addition to the rules and regulations of the Premises shall not be inconsistent with the provisions of this Lease. In the event of amendment or addition to, or deletion from, the rules and regulations, Landlord shall give prompt written notice to Tenant stating the amendment, addition or deletion. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce the rules and regulations, or the terms, conditions or covenants contained in any other Lease, as against any other tenant, nor shall Landlord be liable to Tenant for violation of any rule or regulation by any other tenant or its employees, agents, contractor or invitees. The failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant shall not constitute a waiver of Landlord’s right to do so in the future nor a default by Landlord. If there shall be any inconsistency between this Lease and the rules and regulations, the provisions of this Lease shall govern. Tenant and its employees, agents, contractors, invitees and permitted subtenants shall abide by and observe the rules and regulations of the Condominium attached hereto as Exhibit “16(b) as same may hereafter be added to or amended by the Condominium from time to time without the approval of the Tenant.

ARTICLE XVII - DAMAGE OR DESTRUCTION

17.1 Damage or Destruction. If, during the Term, the Premises are damaged or destroyed from any cause, so as to render the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) repair and restore the Premises to substantially the same condition they were in prior to such damage; provided, however, if (i) the repairs and restoration cannot be completed within ninety (90) days after the occurrence of such damage or destruction, including the time needed for the removal of debris, preparation of plans for such repair and restoration and issuance of all required permits from any applicable Governmental Authority for such repair and restoration, or (ii) less than twelve (12) months of the Term of the Lease would remain upon completion of repair and restoration, Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease by delivering written notice of such termination to Tenant within forty five (45) days after the occurrence of such damage or destruction. The determination by Landlord’s architect of the time for completion of repair and restoration following insurance settlement shall be conclusive for purposes of this Article XVII. If this Lease is terminated by Landlord pursuant to this Section 17.1, all Rent payable hereunder shall be apportioned and paid to the date of such termination of Lease for the portion of the Premises, if any, occupied by Tenant, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated pursuant to this Section 17.1, then until the repair and restoration of the Premises are completed, Tenant shall be required to pay Base Rent and Additional Rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises; provided, however, that there shall be no such reduction in Base Rent or Additional Rent if such damage was caused by the act or omission of Tenant of any of its employees, agent, contractors, invitees, or subtenants. If such repairs and restorations are with respect to damage or destruction caused by the act or omission of Tenant or any of its employees, agents, contractors, invitees, or subtenants, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction together with such other losses or damages which Landlord may suffer or sustain on account thereof.

17.2 Limitation of Landlord’s Obligation. Landlord’s obligation of repair, reconstruction or replacement hereunder shall be limited to the repairing, reconstructing or replacing the Premises to the state immediately prior to the damage or destruction. In no event shall Landlord be obligated to expend for such repairs, reconstruction or replacement an amount in excess of the insurance proceeds recovered or recoverable on account of any such damage or destruction. Moreover, Landlord shall not be liable for delays occasioned by adjustment of losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith and with reasonable diligence.

17.3 Waiver by Tenant. Tenant hereby waives any and all right of recovery which it might otherwise have against the Landlord, its agents and employees, for loss or damage to Tenant’s property removable by Tenant under the provisions of this Lease, to the extent that the same are covered by Tenant’s insurance or would have been so covered had Tenant carried the insurance required to be carried by Tenant under this Lease, notwithstanding that such loss or damage may be attributable to Landlord, its agents or employees.

17.4 Landlord’s Termination Option. Notwithstanding anything to the contrary contained herein, if the Condominium is damaged or destroyed, whether or not the Premises are damaged or destroyed, from any cause to such an extent that the association governing the Condominium decides not to repair or restore the Condominium, Landlord shall have the right to terminate this Lease by written notice to Tenant.

ARTICLE XVIII - CONDEMNATION

18.1 Definitions. Terms “eminent domain”, “condemnation”, “taken”, and the like in this Article include takings for public or quasi-public use and private purchases in lieu of condemnation by any authority authorized to exercise the power of eminent domain.

18.2 Condemnation. If the whole of the Premises shall be taken, or so much thereof as, in the good faith judgment of Landlord, renders continued operation of the Premises impracticable and Landlord shall give written notice thereof to Tenant not later than ninety (90) days before the vesting of title in the condemning authority, Landlord shall have the option to terminate this Lease as of the date title vests in the condemning authority. If one third (1/3) or more of the floor space constituting the Premises actually occupied by Tenant shall be taken, then each of Landlord and Tenant shall have the right and option to terminate this Lease as of the date title vests in the condemning authority by written notice to the other given not later than ninety (90) days prior to the vesting of title in the condemning authority. If this Lease shall not be terminated as above provided in this Section 18.2, then the Lease shall continue in full force and effect as to the then remaining Premises, and the Rent payable hereunder shall be equitably adjusted as of the date title vests in the condemning authority, on the basis of the ratio of the number of square feet of actually occupied space in the Premises taken to the total number of the square feet in the Premises occupied prior to condemnation. In the event of a taking, which shall not result in the termination of this Lease, Landlord shall proceed with reasonable diligence to restore the Premises, to the extent, but not in excess of, the award actually received by Landlord for the taking.

18.3 Award. All awards, damages or other compensation paid by the condemning authority on account of any such taking shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in or on the Premises at Tenant’s expense and for relocation expenses, provided that such claim does not diminish the award or compensation recoverable by Landlord in connection with the taking.

ARTICLE XIX - DEFAULT

19.1 Tenant’s Default. Each of the following constitutes an Event of Default by Tenant under this Lease:

(a) Tenant’s failure to pay to Landlord any amount of Base Rent or Additional Rent, when due, or failure to pay when due any other payment required under this Lease;

(b) Tenant’s failure to comply with or perform any other obligation, condition or agreement to be complied with or performed by Tenant under this Lease within ten (10) days after Landlord shall have given notice to Tenant stating in reasonable detail the nature and extent of such failure, provided that said period for cure shall be extended for such additional time as may be reasonably necessary for Tenant, acting diligently, to cure the failure, if cure shall not be practicable within said ten (10) day period;

(c) Tenant’s abandoning or vacating the Premises, or failing to deliver the Premises to Landlord at the expiration or termination of this Lease in the condition required by the terms hereof;

(d) The taking of Tenant’s interest in this Lease or Tenant’s property in the Premises by levy, execution, attachment or other process of law;

(e) Tenant’s violation of or failure to abide by any rules and regulations established and promulgated by Landlord with respect to the Premises or any rules and regulations established by the Condominium, which violation or failure shall continue after written notice thereof from Landlord;

(f) Tenant’s removal or attempted removal of Tenant’s property from the Premises, other than in the usual and ordinary course of Tenant’s business, without the prior written consent and approval of Landlord;

(g) The commencement by Tenant, or any guarantor of this Lease, of any proceeding seeking debtor relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the appointment of a receiver, trustee, custodian or similar official for Tenant or said guarantor or any substantial part of the property of either of said parties;

(h) The commencement against Tenant or any guarantor of Tenant’s obligations under this Lease of any proceeding by any creditor or claimant seeking reorganization, arrangement, liquidation, dissolution, or composition of debts, of Tenant or any such guarantor, under any law relating to bankruptcy, insolvency or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or said guarantor, or for all or any substantial part of the property of either, which proceeding results in an entry of an order for relief against Tenant or said guarantor which is not fully stayed within ten (10) business days after the entry thereof or which remains undismissed for a period of sixty (60) days; and

(i) Tenant’s making an assignment for the benefit of creditors.

19.2 Landlord’s Remedies for Tenant’s Default. Upon the occurrence of an Event of Default by Tenant, Landlord may, at its option, exercise any of the following options, the exercise of any one or more not waiving or precluding the exercise of any other:

(a) Pursue any remedy provided by law.

(b) Terminate this Lease and, with legal process, or peaceably without legal process, reenter and take possession of the Premises for Landlord’s own account with the right to recover immediately from Tenant any and all Rent, Additional Rent and other sums due to Landlord and expenses and damages incurred by Landlord including, but not limited to, all costs and expenses of Landlord in the recovery of possession of the Premises, all free rent credits and rental abatements, if any, granted to Tenant as concessions, all costs and expenses of Landlord in any reletting or attempted reletting of the Premises or any part thereof, the cost of any alterations or repairs reasonably required to relet the Premises or any part thereof, all reasonable attorney’s fees incurred before, during and after trial and all levels of appeal, and brokerage fees incurred by Landlord in the termination of this Lease, the recovery of possession of the Premises and the reletting of the Premises or any part thereof.

(c) Without terminating this Lease, Landlord may, with legal process, or peaceably without legal process, reenter and take possession of the Premises for the account of Tenant, and make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the Premises or any part thereof, and relet or attempt to relet the Premises or any part thereof for such term (whether for a period less or greater than the remaining Term of this Lease), at such rents and upon such other terms as Landlord, in its reasonable discretion, shall determine. In any reletting, the acceptability of any proposed new Tenant shall be within the sole and absolute discretion of Landlord. Upon any reletting, all rents received by Landlord from such reletting shall be applied (i) first to payment of all costs of recovering possession of the Premises; (ii) next, to the payment of any costs and expenses of reletting, including brokerage and attorney’s fees and the costs of any alterations or repairs reasonably required for such reletting; (iii) next, to the payment of any indebtedness, other than Rent and Additional Rent, due from Tenant to Landlord; (iv) next, to the repayment to Landlord for all free rent credits and rental abatements, if any, granted to Tenant as concessions; (v) next, to the payment of all Rent and Additional Rent due and unpaid hereunder, and (vi) the remainder, if any, shall be held by Landlord and applied in payment of future rents as the same become due and payable hereunder. If the rents received from reletting during any period shall be less than the rents required to be paid during that period by Tenant hereunder and any other costs or charges to which the reletting rents are to be applied as above provided, Tenant shall pay such deficiency to Landlord promptly upon written demand. Such deficiency shall be calculated and payable at the time each payment of Rent shall become due under this Lease, or, at the option of Landlord, at the end of the Term of this Lease. No reentry or retaking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless written notice of such intention shall be given to Tenant. Notwithstanding any reentry and reletting or attempted reletting for the account of Tenant without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease.

(d) Landlord may, without reentering or retaking possession of the Premises, enforce collection of all Base Rent and Additional Rent and all other sums and charges due from Tenant to Landlord under this Lease, in any manner provided by law, at Landlord’s option, either: (i) as same become due under this Lease, or (ii) Landlord may accelerate the maturity and due date of the whole or any part of the Base Rent and Additional Rent for the entire then remaining Term of this Lease, and all other sums and charges required to be paid by Tenant to Landlord hereunder, so that the total aggregate sum thereof shall be due and payable in advance as of the date of such acceleration. For calculation of the amount due in the event of such acceleration, Base Rent shall include the stated amount of periodic increases in accordance with the terms of this Lease, or if increases in Base Rent are based on increases in the Consumer Price Index or other variable formula, then Base Rent shall be calculated as increasing in each remaining Lease Year in an amount equal to five (5%) percent of the Base Rent for the previous Lease Year. Further, for such calculation Additional Rent shall be treated as being subject to increase in each remaining Lease Year of the Term in an amount equal to five (5%) percent of the Additional Rent for each preceding Lease Year. Provided however, all accelerated sums due from Tenant to Landlord pursuant to the foregoing provisions of this Subparagraph (d) shall be reduced to present worth (as of the date of acceleration), at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest the location of the Premises. If Landlord shall choose either of the alternative remedies stated in this Subparagraph (d), Landlord shall not be required to relet the Premises nor have any obligation otherwise to minimize or mitigate Landlord’s damages or Tenant’s loss resulting from Tenant’s default.

(e) In the event of a breach or threatened breach of any covenant of this Lease, Landlord shall have the right to apply for an injunction. Any and all rights, remedies and options given in this Lease to Landlord in the event of a default by Tenant shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect or in equity. Notwithstanding the exercise or attempted exercise of any of the above optional remedies by Landlord, no other of Landlord’s remedies shall be waived or precluded and Landlord may thereafter invoke any remedy to which it is otherwise entitled.

19.3 Part Payment; Non-Acceptance of Surrender. Neither payment by Tenant of an amount less than any installment of Base Rent, Additional Rent or any other sum due hereunder, nor endorsement or statement on any check or in any letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord’s acceptance of any such check, draft or payment shall not prejudice Landlord’s right to recover the balance due to Landlord, nor constitute a waiver of an Event of Default for failure of full payment, nor preclude Landlord’s exercise of any remedy available to Landlord by law or under this Lease for such Event of Default. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall constitute a termination of this Lease unless Landlord so acknowledges in writing delivered to Tenant.

19.4 Landlord’s Payment for Tenant’s Account. If there shall be an Event of Default on the part of Tenant, Landlord may, at its option, make such payment or perform such act, on behalf of Tenant, as shall be in default. In the event of any such payment or performance of any such act by Landlord, the amount of such payment and all costs and expenses incurred by Landlord in the performance of any such act, plus interest thereon at the highest lawful rate from the date paid or incurred by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord upon Landlord’s demand. No such payment or performance by Landlord shall be considered a cure of any Event of Default nor preclude Landlord from pursuing a remedy to which Landlord is otherwise entitled on account of such default.

19.5 Bankruptcy Laws. The provisions of this Article XIX are subject to the Bankruptcy Laws of the United States of America which may, in certain cases, limit the rights of Landlord to enforce some of the provisions of this Article XIX in proceeding under said Laws. In such case, the remaining rights and remedies of Landlord hereunder shall not be affected, but shall remain in full force and effect. The provisions of this Article shall be interpreted in a manner which results, at the option of Landlord, in termination of this Lease, in the event the Bankruptcy Laws shall apply, at the earliest moment that such termination is permitted under said Bankruptcy Laws, it being of prime importance to Landlord to deal only with Tenants who have, and continue to have, substantial financial strength and stability.

19.6 Landlord’s Default. Landlord’s failure to perform or observe any of its obligations under this Lease within thirty (30) business days after receipt of written notice of such failure and such additional time, if any, that is reasonably necessary, in the exercise of reasonable diligence, to cure the failure, shall constitute a Landlord Default. The written notice shall state in reasonable detail the nature and extent of the alleged failure and identify the lease provision(s) containing the obligation(s). If Tenant has been given notice of the name and address of the holder of any mortgage on the Premises with request for notice upon the occurrence of a Landlord Default, Tenant shall provide the notice required by this Section 19.6 to the mortgage holder at the same time Tenant gives notice to Landlord. Upon the occurrence of a Landlord Default, Tenant may pursue any remedy provided by law or in this Lease.

ARTICLE XX - LANDLORD’S LIEN

Tenant hereby grants to Landlord a continuing lien and security interest for all Rent, Additional Rent and other sums of money becoming due hereunder from Tenant upon all personal property of Tenant which may be located in or on the Premises and the proceeds thereof, none of which may be removed from the Premises without Landlord’s consent, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion, so long as any Rent, Additional Rent or other sum from time to time owed to Landlord hereunder remains unpaid. Tenant shall, on its receipt of a written request therefore from Landlord, execute such financing statements, continuation statements and other instruments as are necessary or desirable, in Landlord’s sole and absolute discretion, to perfect such security interest. The lien herein granted shall be in addition and supplemental to any statutory Landlord’s lien.

ARTICLE XXI - QUIET ENJOYMENT, SUBORDINATION AND ATTORNMENT

21.1 Quiet Enjoyment. Subject to Tenant’s payment of all Rent, Additional Rent and other charges provided in this Lease to be paid by Tenant and the full and faithful performance by Tenant of all covenants, agreements and conditions provided in this Lease to be performed by Tenant, and subject to the exceptions, reservations and conditions stated in this Lease, Tenant shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord.

21.2 Subordination. This Lease and Tenant’s interest hereunder are subject, subordinate and inferior to the lien, operation and effect of any presently or hereafter existing mortgages encumbering the Premises, and to any modifications, extensions, renewals or consolidation of any such mortgages, including, but not limited to, that certain Mortgage and Security Agreement dated June 17, 2005, held by Union Planters Bank N.A. (or its successors in interest), and recorded in Official Records Book 23508, Page 1618, Public Records of Miami-Dade County and that certain Florida Real Estate Mortgage, Assignment of Leases and Rents and Security Agreement dated November 10, 2010, held by Regions Bank and recorded in Official Records Book 27481, Page 3853, Public Records of Miami-Dade County, Florida. The foregoing subordination provision of this Section 21.2 shall be automatic and self-operative. However, Tenant agrees that Tenant shall execute and deliver, not later than fifteen (15) days after receipt of written request therefor from Landlord, or Landlord’s assign or successor in interest or the holder or proposed holder of any such mortgage, a subordinate, attornment and non-disturbance agreement in the form attached hereto as Exhibit 21.2 and such other and further instrument or agreement of subordination of this Lease and Tenant’s interest hereunder to the mortgage as Landlord or Landlord’s assign or successor interest or such holder or prospective holder shall request, in confirmation of or in addition to the subordination provisions of this Lease and failure of Tenant to do so shall, at Landlord’s or Landlord’s assign’s or successor in interest’s option, constitute a default by Tenant of a material covenant of this Lease.

21.3 Attornment. Tenant hereby agrees to attorn and be bound by all the terms and provisions of this Lease, to any successor of the interest of Landlord in this Lease for the balance of the Term remaining at the time of the acquisition of such interest by the successor. In the event of foreclosure of any mortgage encumbering the Premises, Tenant shall attorn to the purchaser at such foreclosure sale and agrees that no purchaser at any such foreclosure sale shall have any liability for any act or omission of Landlord, or be subject to any off-sets or defenses which Tenant may have against Landlord, nor be bound by any advance rents which may have been paid to Landlord.

ARTICLE XXII - SURRENDER OF PREMISES

22.1 Surrender of Premises. Upon the expiration or other termination of the Term, Tenant shall surrender the premises, broom clean, in the same order and condition in which they are in on the Term Commencement Date, ordinary wear and tear excepted. All improvements to the Premises made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Term, except that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Term, all movable furniture, furnishings and equipment installed in the Premises solely at the cost and expense of Tenant so as said removal shall cause no damage to any part of the Premises. Any damage to the Premises caused by such removal may be repaired by Landlord at Tenant’s expense, which shall be repaid to Landlord upon written demand. Any property of Tenant not removed by Tenant prior to the expiration or termination of this Lease shall become the property of Landlord and shall be surrendered with the Premises as a part thereof to be disposed of as Landlord shall determine. Notwithstanding any covenant or condition of this Article XXII to the contrary, however, Landlord may require, in its sole discretion, that any or all improvements made by or on behalf of Tenant within or upon the Premises be removed upon the termination of this Lease, and Tenant hereby agrees to cause same to be removed and the Premises to be restored, at Tenant’s sole cost and expense, or, at Landlord’s option, Landlord may remove and restore the same at Tenant’s expense, which shall be repaid to Landlord upon demand.

22.2 Holding Over. If Tenant or any party claiming under Tenant shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, Tenant or the party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the rents and other amounts payable by Tenant shall be double the rate or rates in effect immediately prior to the expiration of the term or earlier termination of this Lease. In the event of such holding over, Tenant shall be liable to Landlord for all damages and costs, including reasonable attorney’s fees, incurred by Landlord in obtaining possession and, if such be the case, because of Landlord’s inability to deliver possession timely to a successor tenant. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

ARTICLE XXIII - PARKING

23.1 Reserved Parking; General Parking. Subject to any Governmental Requirements related to parking spaces and facilities and to the rules and regulations of the Condominium and of the Parking Facilities (if any), Tenant may rent two (2) unassigned parking spaces within the Parking Facilities at the prevailing rates set by and from the Condominium and or parking operator.

23.2 Parking Facilities Rules. Tenant and its employees and agents shall observe reasonable safety precautions in the use of the Parking Facilities and shall at all times abide by all rules and regulations from time to time promulgated by the Condominium or the Parking Facilities’ operator governing the size of permitted automobiles in the Parking Facilities and the general use of the Parking Facilities including the requirement that an identification or parking sticker shall be displayed at all times in all cars parked in the Parking Facilities.

23.3 No Liability of Landlord. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles or other vehicles parked in the Parking Facilities or to any personal property located therein, or for any injury sustained by any person in or about the Parking Facilities, from any cause, including negligence of Landlord, its employees or agents, unless caused by the willful act of Landlord, its employees or agents acting in the scope of their employment or engagement.

ARTICLE XXIV – COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

24.1 Landlord’s Representations. Landlord represents that to the best of Landlord’s actual acknowledge under the circumstance the Premises are in compliance with all Governmental Requirements of Governmental Authorities in force as of the date hereof, and covenants that they shall remain in compliance to and including the Term Commencement Date.

24.2 Tenant’s Obligations. Tenant shall, at Tenant’s sole cost and expense, without notice or demand from Landlord, faithfully observe and comply with all Governmental Requirements of Governmental Authorities, now in force, or which may hereafter be in force, pertaining to Tenant’s occupancy and use of the Premises. In the event that Tenant shall fail or neglect to comply with the aforesaid Governmental Requirements or any of them, or in case Tenant shall neglect to maintain the Premises or fail to make any necessary repairs called for in the Lease, then Landlord or Landlord’s agents may after ten (l0) days’ written notice, (except, in the case of an emergency, action may be taken immediately) enter the Premises and make such repairs, effect such maintenance and comply with any and all of the said Governmental Requirements, at the cost and expense (including experts and reasonable attorney’s fees) of Tenant and in case of Tenant’s failure to pay therefor, the said cost and expense shall be added to the next month’s Base Rent and be due and payable as such, or Landlord may deduct the same from the balance of any monies remaining with Landlord. The failure by Landlord to take any action hereunder, or the delay by Landlord in taking any action, shall not place any liability or obligation on Landlord. This provision is in addition to the right of Landlord to terminate this Lease by reason of any default on the part of Tenant or to exercise any remedy available under this Lease or at law.

ARTICLE XXV – NO REPRESENTATIONS BY LANDLORD; TENANT’S REMEDIES

25.1 No Representations by Landlord. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Premises, the Condominium or the Parking Facilities, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Premises and is thoroughly acquainted with its condition, and agrees to take the same “as is” and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Tenant’s Remedies. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate of Landlord in the Premises subject to prior rights of any mortgagee of the Premises or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord (or of any shareholder, director, officer, member, manager or partner, as applicable) shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies. In the event Landlord transfers this Lease, or sells the Premises, then upon such transfer Landlord shall be released from all liability and obligations hereunder accruing after the date of such transfer providing this Lease is assumed by the new owner without any further action of the parties.

ARTICLE XXVI - HAZARDOUS AND TOXIC MATERIALS

26.1 Definitions. The following terms used in this Article XXVI shall have the following meanings.

(a) “Claim” shall mean and include any demand, cause of action, proceeding or suit (i) for damages, liabilities, costs, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, or contribution; (ii) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or Response (as such term is herein defined) actions; or (iii) for enforcing this Article XXVI.

(b) “Environmental Law” shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.W. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act; the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2012 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and any state lien and superlien and environmental clean-up statutes, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local Governmental Requirements insofar as they are equivalent or similar to the federal Governmental Requirements recited above or purport to regulate Hazardous Materials.

(c) “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA or RCRA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs and other substances regulated under TSCA; source material, special nuclear material, byproduct material and any other radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; and chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. 1910.1200 et seq., and any other hazardous or toxic substance, material or water which is or becomes regulated by any Governmental Authority or special district.

(d) “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(e) “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(f) “Response” or “Respond” shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

26.2 Compliance with Environmental Laws. During the Term, Tenant, at its sole cost and expense, shall (a) comply with all the Environmental Laws relating to its use and occupancy of the Premises, and all permits and certificate of use and occupancy issued by any Governmental Authority; (b) conduct any Management of Hazardous Materials by Tenant on the Premises in compliance with Environmental Laws; (c) not cause or allow the Release of any Hazardous Materials on, to or from the Premises, except in compliance with Environmental Laws and permits issued thereunder; and (d) secure, maintain, and comply with all permits required by Environmental Laws in connection with Tenant’s use of the Premises.

26.3 Notice. Tenant shall deliver written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release, or removal of hazardous waste or hazardous substances from or on the Premises, except in connection with routine cleaning and maintenance. Tenant warrants and represents that it shall not use or employ Landlord’s property, facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable Environmental Laws.

26.4 Releases. If Tenant’s Management of Hazardous Materials at the Premises or Tenant’s use of the Premises (a) results in a Release which is not in compliance with Environmental Laws or permits issued thereunder; (b) gives rise to liability or a Claim or requires a Response under common law or any Environmental Law or permit issued thereunder; (c) causes a significant public health effect; or (d) creates a nuisance, Tenant, in any and all such occurrences and at its sole cost and expense, shall: (i) immediately notify Landlord verbally and in writing of any Release, which notice shall identify the Hazardous Materials involved and the emergency procedures taken or to be taken; and, (ii) promptly take all applicable action in Response in compliance with all applicable Environmental Laws; provided that Landlord’s approval of the remediation plan to be undertaken by Tenant shall first be obtained.

26.5 Premium Increases. Any increase in the premium for any insurance carried by Landlord on the Premises which arises from Tenant’s use and/or storage of Hazardous Materials shall be fully paid by Tenant within ten (10) days after Tenant’s receipt of a statement from Landlord to that effect. Tenant shall procure and maintain at its sole cost and expense, such additional insurance as may be necessary to comply with any requirement of Governmental Authority or special district.

26.6 Breach of Article XXVI. If the Tenant shall breach any of the warranties, representations, agreements or covenants in this Article XXVI or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant results in contamination of the Premises, the Condominium or the Parking Facilities or any adjacent real properties, then Tenant shall indemnify, defend and hold Landlord, its partners, officers, managing agents and mortgagees, their heirs, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of rentable or usable space or any amenity of the Premises, damages arising from any adverse impact on marketing of the Premises, sums paid in settlement of claims, actual attorneys’ fees and costs, whether suit is brought or not, consultant’s fees and expert fees) which arise during or after the Term of the Lease as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions, including regular inspections, or any clean-up, remedial, removal or restoration work required or recommended by any Governmental Authority because of the presence of Hazardous Materials. The indemnity, defense and hold harmless obligations of Tenant set forth in this Article XXVI shall survive the expiration or earlier termination of this Lease.

ARTICLE XXVII – GENERAL PROVISIONS

27.1 Entire Agreement; Modification; Counterparts. This Lease and all Exhibits and schedules attached hereto contain and embody the entire agreement of the parties hereto and supersede all prior agreements, negotiations and discussions between the parties hereto, whether oral or written. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect, and no rights, privileges, easements or licenses are being or shall be acquired by Tenant except as expressly set forth herein. Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for recision, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto. This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

27.2 No Partnership. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto than that of Landlord and Tenant.

27.3 Brokers. Landlord recognizes AG Real Estate Advisors, LLC as the sole broker representing the Landlord and Sterling One Realty, Inc representing the tenant in the transaction. The Landlord shall pay AG a real estate advisors and Sterling One Realty, Inc a commission equal to $7,833.60 to be split 50/50. Except as set forth in the preceding sentence, Tenant represents and warrants to Landlord that it has not dealt with, employed or used the services of any broker, agent or finder with respect to the Premises, this Lease or the transactions contemplated by this Lease and that it knows of no other broker or any other party who has claimed or may have the right to claim a commission in connection with the Premises, this Lease or the transactions contemplated by this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt, and against all costs, including reasonable attorney’s fees incurred by Landlord in defending any such claim.

27.4 Estoppel Certificates. Tenant shall, at any time from time to time, not less than ten (10) days after written request from Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and other charges hereunder have been paid by Tenant; (c) that Tenant is not in default in the payment of rent or any additional charges to Landlord or in the performance of any of Tenant’s obligations hereunder, or, if in default, stating such default; (d) whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (e) that so far as Tenant knows, no event has occurred which authorizes, or with the lapse of time will authorize, Landlord or Tenant to terminate this Lease or, if such event has occurred, stating such event; (f) that so far as Tenant knows, neither party has any offsets, counterclaims or defenses against any of its obligations under this Lease, or, if either party has any such offsets, counterclaims or defenses, stating them; (g) the address to which notices to Tenant are to be sent, and (h) any other matters which may be reasonably requested by Landlord. Landlord may, at its option, from time to time prepare and submit to Tenant for its execution an estoppel certificate setting forth those matters above specified in this section, and such other matters as may be required by any mortgagee or purchaser or prospective mortgagee or purchaser. If Tenant fails to return to Landlord an executed estoppel certificate within ten (10) days after receipt from Landlord of the completed estoppel certificate, the Tenant shall be deemed to have certified, agreed to and accepted the terms and provisions of such completed estoppel certificate, and all statements and certifications set forth therein shall be and become binding upon Tenant as if Tenant had fully and properly executed and delivered such completed estoppel certificate within the time provided therefor.

Any such certificate delivered by Tenant (deemed to have been agreed to and accepted by Tenant as above provided) may be relied upon by any owner of the Premises, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises, or any prospective assignee of any such mortgagee.

27.5 Venue. The venue of any suit or proceeding brought for the enforcement of or otherwise with respect to this Lease shall always be lodged only and exclusively in the State Courts of the Judicial Circuit for the County in which the Premises are located, regardless of whether, under any applicable principle of law, venue may also be properly lodged in the courts of any other Federal, State or County jurisdiction.

27.6 Notices. All notices, requests, demands or other communications hereunder shall be in writing and deemed to have been given only if hand delivered or sent by nationally recognized overnight courier service (e.g. FedEx) or certified or registered mail, return receipt requested, through the United States Postal Service with sufficient postage prepaid, to the parties as follows:

To Tenant:	At	the Premises

With a copy to:

To Landlord:	At:	Brigantia LLC
Attn: President

With a copy to:

Rafael J. Sanchez-Aballi, Esq.
264 Almeria Avenue
Coral Gables, Florida 33134

or such other address as either party shall designate by notice pursuant to this Section 27.6. Notices given by hand delivery shall be effective when so delivered other than on a Saturday, Sunday or legal holiday, notices given by overnight courier service shall be effective upon the date of delivery other than a Saturday, Sunday or legal holiday, and notices given by certified or registered mail shall be effective on the third day not a Saturday, Sunday or legal holiday next following the date of mailing.

27.7 Rules of Construction. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution. Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease. The word “Term” as used herein, shall be deemed to include, where applicable, the initial Term of this Lease and any extended or renewal term(s).

27.8 Successors and Assigns. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment, transfer or subletting by Tenant.

27.9 Refusal of Consent, Approval; Specific Performance. Landlord shall have no liability in damages for any refusal to grant or for any delay in granting any consent or approval requested by Tenant and Tenant’s sole remedy in the event of such refusal or delay in the granting of a consent or approval sought by Tenant shall be by action or proceeding for specific performance. Nothing in this Section 27.9 shall limit the right of Landlord to grant or withhold any consent or approval which it is not obligated to grant or which it may grant or withhold in its sole and absolute discretion.

27.10 Waiver. No release, discharge or waiver of any provision hereto shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions.

27.11 Non-Compulsory Counterclaim Barred. In any action or proceeding by Landlord to recover possession of the Premises or to enforce collection of any payment or performance of any obligation claimed to be due from Tenant, Tenant may not assert any non-compulsory counterclaim which Tenant might otherwise be entitled to assert in such action or proceeding. Tenant agrees that any non-compulsory counterclaim is barred from any such action or proceeding and if the claim which could otherwise be presented by such non-compulsory counterclaim is to be asserted, it must be asserted in a separate action or proceeding against Landlord.

27.12 Costs and Attorneys’ Fees. In the event of a dispute, suit, action or proceeding brought by either party hereto against the other arising under the Lease, whether or not a lawsuit is filed, the prevailing party action shall be entitled to recover from the other all taxable and non-taxable costs incurred in connection with the dispute, suit, action or proceeding, including, but not limited to, reasonable attorneys’ fees incurred by the prevailing party before, during and after trial and at all levels of appeals, including reasonable attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and cost, as well as in determining or quantifying the amount of reasonable attorneys’ fees and costs.

27.13 Time of the Essence. Time is of the essence of each provision of this Lease.

27.14 Governing Law. This Lease shall be governed by and construed and enforced in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

27.15 No Recording. Neither this Lease nor any memorandum of it shall be recorded without the Landlord’s prior written consent, which consent may be given, withheld, delayed or conditioned by Landlord in Landlord’s sole and absolute discretion.

27.16 Radon Gas Notification. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given to Tenant:

“RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEALTH DEPARTMENT.”

27.17 Effective Date; Binding Clause. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises. This instrument shall be binding upon the parties hereto only upon the execution and delivery by the party to be bound and this instrument shall become effective as a lease and shall be binding upon the parties only upon the execution and delivery by both Landlord and Tenant.

27.18 Confidentiality. Tenant and Landlord acknowledge that the content of this Lease and the attachments thereto are confidential information. Tenant and Landlord shall use reasonable efforts to keep and maintain the confidentiality and shall not disclose the contents of this Lease to any person or entity other than (i) employees who require access to information in or about the Lease in the ordinary course of performing their jobs for Landlord or Tenant, (ii) financial, legal, or space planning consultants, (iii) contractors, subcontractors, suppliers and/or other consultants engaged with respect to the Premises, (iv) current or prospective lenders, (v) prospective purchasers of the Premises, (vi) Governmental Authority and/or taxing authorities, (vii) as required for the enforcement of rights and obligations pursuant to the Lease, (viii) licensed appraisers performing an appraisal of the Premises, or (ix) otherwise as required by applicable law.

27.19 Excuse of Performance. If either party to this Lease, as the result of any (i) strikes, lockouts or labor disputes, (ii) inability to obtain labor or materials or reasonable substitutes therefor, (iii) acts of nature (including, without limitation, lightning, earthquake, hurricane, tornado, and flood), or any governmental action, condemnation, civil commotion, war, terrorism, fire or other casualty, or (iv) other conditions similar to those enumerated in this Section (other than inability to pay monies due under this Lease) beyond the reasonable control of the party obligated to perform, fails punctually to perform any non-monetary obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above.

27.20 Bind and Inure. THIS LEASE SHALL BE OF NO FORCE OR EFFECT WHATSOEVER UNLESS AND UNTIL IT SHALL HAVE BEEN EXECUTED BY LANDLORD AND TENANT AND A FULLY EXECUTED COPY DELIVERED TO TENANT. THE DELIVERY OF THIS LEASE TO TENANT UNSIGNED BY LANDLORD SHALL NOT CONSTITUTE AN OFFER, BUT RATHER THE SOLICITATION OF AN OFFER FROM TENANT, WHICH LANDLORD MAY ACCEPT OR REJECT. LANDLORD’S FAILURE TO RESPOND, OR DELAY IN RESPONDING, AFTER THE DELIVERY TO LANDLORD OF THIS LEASE SIGNED BY TENANT SHALL NOT IN ANY WAY BE CONSTRUED TO CONSTITUTE AN ACCEPTANCE OF AN OFFER BY TENANT. When fully signed by Landlord and Tenant the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective successors and permitted assigns.

27.21 WAIVER OF JURY TRIAL; COUNTERCLAIMS. THE PARTIES HERETO WAIVE TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING TO REMOVE TENANT FROM POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDINGS UNLESS THE FAILURE TO DO SO WOULD BAR TENANT’S RIGHT TO DO SO IN A SEPARATE ACTION. IF TENANT MUST, BECAUSE OF APPLICABLE COURT RULES, INTERPOSE ANY COUNTERCLAIM OR OTHER CLAIM AGAINST LANDLORD IN SUCH PROCEEDINGS, LANDLORD AND TENANT COVENANT AND AGREE THAT, IN ADDITION TO ANY OTHER LAWFUL REMEDY OF LANDLORD, UPON MOTION OF LANDLORD, SUCH COUNTERCLAIM OR OTHER CLAIM ASSERTED BY TENANT SHALL BE SEVERED OUT OF THE PROCEEDINGS INSTITUTED BY LANDLORD (AND, IF NECESSARY, TRANSFERRED TO A COURT OF DIFFERENT JURISDICTION), AND THE PROCEEDINGS INSTITUTED BY LANDLORD MAY PROCEED TO FINAL JUDGMENT SEPARATELY AND APART FROM AND WITHOUT CONSOLIDATION WITH OR REFERENCE TO THE STATUS OF EACH COUNTERCLAIM OR ANY OTHER CLAIM ASSERTED BY TENANT.

27.22 GUARANTY. Tenant acknowledges that Landlord has advised Tenant that Landlord would not enter into this Lease with Tenant without a guaranty of Tenant’s obligations under this Lease from Mike Coyne jointly and severally (collectively, the “Guarantor”). As a material inducement to Landlord, Tenant agrees to obtain and deliver to Landlord, prior to and as a condition of the effectiveness of this Lease, a guaranty in the form of the Unconditional Personal Guaranty attached as Exhibit “27.22”.

IN WITNESS WHEREOF Landlord and Tenant have executed this Lease as of the 1st day of November, 2023.

LANDLORD:

Signed, sealed and delivered	BRIGANTIA LLC,
a Florida limited liability company
in the presence of:

	By:	/s/ Mario Eijo
Printed Name:___________________________________	Printed Name:	Mario Eijo
	Title:	Manager

Printed Name:___________________________________
(As to Landlord)

TENANT:

Benjamin Securities, Inc
an New York Corporation

	By:	/s/ Mike Coyne
Printed Name:___________________________________	Printed Name:	Mike Coyne
	Title:	Head of Capital Markets

Printed Name:___________________________________
(As to Tenant)

Head of Capital Markets

EXHIBIT AND SCHEDULE LIST

Exhibit 1.1(a)	-	Legal Description
Exhibit 16	-	Rules and Regulations
Exhibit 21.2	-	Subordination, Attornment and Non-Disturbance Agreement
Exhibit 27.22	-	Unconditional Personal Guaranty

Exhibit 1.1(a) – Legal Description of the Real Property

Condominium Unit No. C.U. 510A and C.U. 510B, of 1110 BRICKELL, a condominium, according to the declaration thereof, recorded May 11, 2005, in Official Records Book 23359, Page 1937, Public Records of Miami-Dade County, Florida, as amended and modified from time to time, together with an undivided interest in the common elements appurtenant thereto.

Exhibit 16 – Rules and Regulations

To be provided.

Exhibit 21.2 – Subordination, Attornment and Non-Disturbance Agreement

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Agreement is made as of the 1stday of November , 2023, in favor of (“Mortgagee”), whose address is . By Benjamin Securities, Inc., an Alabama corporation (“Tenant”), whose address is 1110 Brickell Avenue, Ste. 510, Miami, Florida 33131.

RECITALS

A. The Mortgagee has made or intends to make a loan (“Loan”) to Brigantia LLC, a Florida limited liability company (“Mortgagor/Landlord”), which Loan is to be secured or is secured by a real estate mortgage (“Mortgage”) from Mortgagor/Landlord to Mortgagee encumbering certain real property located in Miami-Dade County, Florida legally described as follows:

Condominium Unit No. C.U. 510A and C.U. 510B, of 1110 BRICKELL, a condominium, according to the declaration thereof, recorded May 11, 2005, in Official Records Book 23359, Page 1937, Public Records of Miami-Dade County, Florida, as amended and modified from time to time, together with an undivided interest in the common elements appurtenant thereto (the “Real Property”).

B. Tenant is a tenant in of the Premises pursuant to a lease dated October 30, 2023 (“Lease”).

C. Pursuant to the Mortgage, the Mortgagor/Landlord has also assigned to the Mortgagee all of the leases, rents, profits and security deposits affecting or arising in connection with the Premises or any part thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained in exchange for good and valuable consideration, the sufficient and receipt of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

1. The Recitals are true and correct and are made a part hereof.

2. Tenant acknowledges and agrees that the Lease is and shall be subject and subordinate in right, interest and lien, and for all purposes, to the Mortgage, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to any subsequent lien of the Mortgagee which may be spread or consolidated, to the full extent of the principal sum and all other amounts secured thereby and interest thereon.

3. Mortgagee agrees that during the term of the Lease and any extended term thereof, so long as the Tenant is not in default thereunder, Tenant’s possession of the demised premises (as described in the Lease) shall not be disturbed and Tenant’s rights and privileges under the Lease shall not be diminished or interfered with by the Mortgagee upon any proceeding to foreclose the Mortgage, and Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default of the Loan unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or pursuing such rights and remedies, and in that case, Mortgagee may join Tenant as a defendant in such action only for such purposes and agrees not to terminate the Lease or otherwise adversely disturb, interfere with or affect Tenant’s rights under the Lease or this Agreement in any such action. If the Lease has not been terminated, then, when Mortgagee (or its assigns or successors in interest) succeeds to the interest of Landlord, the Mortgagee shall not terminate or disturb Tenant’s possession and use of Tenant’s premises under the Mortgagee, except in accordance with the terms of the Lease.

4. In the event that, by reason of the foreclosure of the Mortgage for any reason, Mortgagee or any successor or assignee of Mortgagee succeeds to the interest of the Mortgagor/Landlord under the Lease then upon receipt of notice from the Mortgagee or such successor or assignee that it has succeeded to the rights of the Mortgagor/Landlord under the Lease, Tenant hereby agrees to recognize Mortgagee or such successor or assignee as Tenant’s landlord under the Lease and hereby agrees to attorn to Mortgagee or such successor or assignee, said attornment to be effective and self-operative without the execution of any other instrument immediately upon Mortgagee or any successor or assignee of Mortgagee succeeding to the rights of the Mortgagor/Landlord under the Lease, and the Lease shall continue in accordance with its terms between Tenant, as tenant, and Mortgagee or any successor or assignee of Mortgagee, as landlord; provided, however, that Mortgagee or any successor or assignee of Mortgagee shall not: (i) be bound by any prepayment of rent or additional rent, deposit, rental security or any other sums paid to any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord unless received and receipted for by Mortgagee or its successor or assignee; (ii) be bound by any amendment or modification of the Lease made without the consent of Mortgagee or its successor or assignee; (iii) be personally liable under the Lease and Mortgagee’s or its successor’s or assignee’s liability under the Lease shall be limited to the interest of Mortgagee or its successor or assignee in the Real Property; (iv) be liable for any act or omission of any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord; and (v) be subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord. Tenant agrees, however, to execute and deliver upon the reasonable request of Mortgagee, any instrument or certificate which may be necessary or applicable in any such foreclosure proceeding or otherwise to evidence such attornment, provided that such instrument or certificate shall not impose any monetary obligation on Tenant or otherwise increase Tenant’s obligations other than as set forth in the Lease. If Mortgagee (or its assigns or successors in interest) shall succeed to the interest of the Landlord under the Lease, upon the written request of Mortgagee (or its assigns or successors in interest) to Tenant, Tenant shall execute and deliver to Mortgagee (or its assigns or successors in interest) a lease of the Real Property upon the exact same terms, conditions and covenants as the Lease between Landlord and Tenant, which lease shall cover any unexpired term (including any renewal terms) of the Lease existing prior to such transfer.

5. Tenant hereby certifies that: (i) there are no defaults on the part of the landlord (including, without limitation, the Mortgagor/Landlord) under the Lease, (ii) the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the demised premises, and a true, correct and complete copy of the Lease is attached hereto as Exhibit “A” and made a part hereof by reference, (iii) the Lease is in full force and effect, (iv) all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the date hereof have been satisfied and (v) Tenant has not paid, and shall not pay, rent for more than two (2) months in advance.

6. Tenant will notify Mortgagee of any default by the Mortgagor/Landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and Tenant agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof and no abatement of rent thereunder shall be effective unless Mortgagee has received the notice as aforesaid and has failed within thirty (30) days of the date thereof to cure such default or if such default cannot be cured within thirty (30) days, has failed to commence and diligently to prosecute the cure of the Mortgagor’s/Landlord’s default which gave rise to such right of cancellation or abatement.

7. All notices required to be given under this Agreement shall be in writing and shall be delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by weekday hand delivery between the hours of 9:00 a.m. and 5:00 p.m., or by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at the following address. Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

Mortgagee:

Tenant:	Benjamin Securities, Inc, 1110 Brickell Avenue, Ste. 510 Miami, Florida 33131

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

9. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Mortgagee, Landlord and Tenant agree to submit to the exclusive jurisdiction of the courts sitting in or for Miami-Dade County, State of Florida in connection with any lawsuit involving this Agreement. If any party institutes any suit or action to enforce any of the terms of this Agreement, said party shall be entitled to recover from the other parties to said suit or action such sums as the court may adjudge reasonable as attorneys’ fees and expenses at trial and upon any appeal. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, a party’s reasonable attorneys’ fees and legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance, to the extent permitted by applicable law. Landlord also will pay any court costs, in addition to all other sums provided by law.

10. Any person who signs this Agreement on behalf of Mortgagee, Landlord and Tenant represents and warrants that he or she has authority to execute this Agreement. Caption headings in this Agreement are for convenience only and are not to be used to interpret or define the provisions of this Agreement. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same Agreement.

11. Any notice required to be given under this Agreement shall be given in writing, and, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or if mailed, when deposited in the United States mail, certified or registered mail postage prepaid, address. No party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by said party. No delay or omission on the part of any party in exercising any right shall operate as a waiver of such right or any other right. A waiver by a party of a provision of this Agreement shall not prejudice or constitute a waiver of said party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by any party, nor any course of dealing among any party shall constitute a waiver of any of said party’s rights or of any of Mortgagee’s, Landlord’s and/or Tenant’s obligations as to any future transactions. Whenever the consent to a party is required under this Agreement, the granting of such consent by that party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the party, except as set forth in this Agreement.

12. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Agreement.

13. Waive Jury. All parties to this Agreement hereby waiver the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

Signed, sealed and delivered	Benjamin Securities, Inc
in the presence of:	an New York Corporation

	By:	/s/ Mike Coyne
Printed Name:_________________________________________	Printed Name:	Mike Coyne
	Title:	Head of Capital Markets

Printed Name:
(As to Tenant)

Mortgagee:

Signed, sealed and delivered
a ______________________ corporation
in the presence of:

By:
Printed Name:_________________________________________	Printed Name:
Title:

Printed Name:_________________________________________
(As to Landlord)

Exhibit 27.22 – Unconditional Personal Guaranty

UNCONDITIONAL PERSONAL GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Brigantia LLC, a Florida limited liability company (“Landlord”) to enter into that certain Lease Agreement dated October 30, 2023(“Lease”) between Landlord and Benjamin Securities, Inc., a New York Corporation (“Tenant”), the undersigned, Mike Coyne of ADDRESS (collectively, “Guarantor”), hereby absolutely and unconditionally guarantees the full performance and observance of all the covenants, duties and obligations of Tenant provided to be performed and observed by Tenant, Tenant’s administrators, successors and assigns (the phrase “administrators, successors and assigns” not altering any of the provisions of the Lease relating to restriction of the right of assignment or subletting) under the Lease, including, without limitation, the obligation to pay all rent, additional rent and other sums due under the Lease, and Guarantor hereby makes itself fully liable for such performance and observance and agrees as follows:

1. Guarantor acknowledges that the Lease will result in the receipt by Guarantor of valuable consideration.

2. Guarantor expressly agrees that the validity of this Guaranty and its obligations hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved under the Lease. Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions: (i) any renewal, extension, modification or amendment of the Lease; (ii) any assignment or transfer by Landlord; (iii) any assignment or transfer or subletting by Tenant; (iv) any dissolution of Tenant; or (v) merger, consolidation or reorganization of Tenant, provided, however, that if Tenant is not the surviving entity in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the performance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent, additional rent and other sums) of Tenant under the Lease. Landlord shall not be obligated to give notice to Guarantor of the occurrence of any of the foregoing events.

3. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under the Lease) with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach. Waiver by Landlord of any right of Landlord against Tenant under the Lease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Guaranty is thereby affected).

4. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Guarantor further agrees that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor or having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfy any judgment against Tenant).

5. The Guarantor agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the Guarantor) and the Guarantor hereby affirmatively and irrevocably waives as a defense to the payment or performance of its obligations hereunder each and every one of the following defenses: (a) the genuineness, validity, regularity and enforceability of the Lease or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Lease or any other document; (c) the absence of, or delay in, any action to enforce the Lease, this Guaranty or any other document; (d) the Landlord’s failure or delay in obtaining any other guaranty; (e) the release of, extension of time for payment or performance by, or any other indulgence granted to the Tenant or any other person with respect to the obligations arising under the Lease by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any collateral or security given in connection with the Lease, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the Guarantor; (g) the Landlord’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Landlord or any of its assets; (h) any merger or consolidation of the Landlord, any change in control of the Landlord or any sale of all or substantially all of the assets of the Landlord; or (i) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of an obligor, surety or guarantor.

6. Guarantor further covenants and agrees that if the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord may enforce those rights against Guarantor without previous notice to or demand upon Tenant.

7. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Landlord, which consent may be withheld, given, delayed or conditioned in the sole and absolute discretion of the Landlord.

8. Notice of acceptance of this Guaranty and of any default by the Landlord or any other person is hereby waived.

9. This Guaranty is intended by the parties as a final expression of the guaranty of the Guarantor and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by the Landlord. No failure by the Landlord to exercise any rights hereunder shall give rise to any estoppel against the Landlord, or excuse the Guarantor from performing hereunder. The Landlord’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

10. This Guaranty and the rights and obligations of the parties arising hereunder shall be interpreted, governed by, construed and enforced in accordance with the laws of the State of Florida, without regard to its conflict-of-laws principles. The parties agree that any dispute, suit, action or proceeding arising out of or relating to this Guaranty or the rights and obligations of the parties arising hereunder shall be brought only and exclusively in the state or federal courts having a situs in Miami-Dade County, Florida, and in no other forum. Each of the parties (a) submits to the exclusive jurisdiction of any state or federal court sitting in Miami-Dade County, Florida in any dispute, suit, action or proceeding arising out of or relating to this Agreement or the rights and obligations of the parties arising hereunder, (b) agrees that all claims in respect of any such dispute, suit, action or proceeding shall be heard and determined only and exclusively in any such court, (c) agrees not to claim that it is not personally subject to the jurisdiction of the above named courts for any reason whatsoever or that it or its property is immune from legal process for any reason, (d) irrevocably accepts the exclusive jurisdiction of such courts for itself and in respect of its property, (e) agrees not to commence any such suit, action or proceeding other than before any state or federal court sitting in Miami-Dade County, Florida and (f) irrevocably waives any right it may have to remove any such dispute, suit, action or proceeding from any such court. Each of the parties irrevocably waives, to the fullest extent it may do so effectively under applicable law any objection they may now or hereafter have (g) any objection to the above named courts being nominated as the exclusive forum to hear and determine any such dispute, suit, action or proceeding, (h) any objection to the laying of venue of any such, suit, action or proceeding brought in any such court, (i) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum

11. In the event of a dispute, suit, action or proceeding brought by either party hereto against the other arising under the Guaranty, whether or not a lawsuit is filed, the prevailing party action shall be entitled to recover from the other all taxable and non-taxable costs incurred in connection with the dispute, suit, action or proceeding, including, but not limited to, reasonable attorneys’ fees incurred by the prevailing party before, during and after trial and at all levels of appeals, including reasonable attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and cost, as well as in determining or quantifying the amount of reasonable attorneys’ fees and costs.

12. If any obligation of Tenant under the Lease is secured, in whole or in part, by collateral of any type, including, without limitation, a letter(s) of credit or security deposit, Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any way impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under this Guaranty.

13. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by, or the obligation of Tenant to obtain this Guaranty from, Guarantor to Landlord has served as a material inducement to Landlord to execute and deliver the Lease. Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered the Lease.

14. Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, rearrangement or other relief under any present or future provisions of the federal Bankruptcy Code, or if such a petition be filed by creditors of Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law or if a receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor had executed the Lease as the named tenant thereunder. No rejection or termination of the Lease in any of the proceedings referred to in this paragraph shall be effective to release or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to the Lease for the remainder of the term stated therein unaffected by any such rejection or termination in said proceedings; and if, in connection with any of the circumstances referred to in this paragraph, Landlord should request that Guarantor execute a new Lease for the balance of the term of the Lease, but in all other aspects identical with the Lease, Guarantor shall do so as the name “Tenant” under such new Lease (irrespective of the fact that the existing Lease may have been “rejected” or “terminated” in connection with any proceedings referred to in this paragraph). In the event of failure or refusal of Guarantor to execute such new Lease as herein provided, without limiting any of the legal or equitable remedies of Landlord on account of such failure or refusal, Guarantor agrees that Landlord shall have the right to obtain a decree of specific performance against Guarantor.

15. All rights of Guarantor against Tenant arising by way of subrogation on account of Guarantor’s having performed some covenant, duty or obligation of Tenant under the Lease shall be subject and subordinate to all of the rights of Landlord against Tenant with respect to the Lease. Guarantor shall not exercise any such right of Guarantor against Tenant until all of the covenants, duties and obligations of Tenant under the Lease shall have been fully performed.

16. The stated rights of Landlord under this Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Landlord not expressly stated herein. The obligations of each signatory to the Guaranty shall be joint and several.

17. Should any portion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

18. In the event of a default by the Guarantor, and if any of the undersigned is a “head of family” as defined by §222.11(1)(c), Florida Statutes (1993), as a natural person who is providing more than one-half of the support for a child or other dependant, the undersigned hereby voluntarily, expressly and specifically agrees that all of his or her disposable earnings greater than Five Hundred Dollars ($500.00) per week may be attached or garnished to the fullest extent permitted by §222.11(2), Florida Statutes (1993), but in no event shall the amount attached or garnished exceed the amount allowed under the Consumer Credit Protection Act, 15 U.S.C. 1673. The undersigned further expressly acknowledges and agrees that available exemptions from attachment, garnishment or legal process as provided for in Chapter 222, Florida Statutes (1993), shall not be effective if such exemption results from a fraudulent transfer or conveyance as provided in Chapter 726, Florida Statutes (1993).

19. All terms and provisions hereof shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the beneficiaries, heirs, executors, administrators, successors and assigns of Guarantor.

20. WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE, ACTION, SUIT, PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER.

21. The individuals signing this Guaranty represent, acknowledge and agree that (a) Guarantor is duly authorized to execute and deliver this Guaranty and to consummate the transactions contemplated hereby, (b) he or she has reviewed and understands all of the terms of this Guaranty and the consequences and implications of execution of this Guaranty on behalf of Guarantor, and (c) he or she has been afforded an opportunity to have this Guaranty reviewed by, and to discuss the terms, consequences and implications of this Guaranty with, an attorney or such other person(s) as Guarantor may have desired; (iv) the undersigned’s execution, delivery and performance hereof does not and will not violate any judgment, order or law applicable to the undersigned, or constitute a breach of or default under any indenture, mortgage, deed of trust, or other agreement entered into by the undersigned with the undersigned’s creditors or any other party, (v) no approval, consent or withholding of objections is required from any governmental authority or any other entity with respect to the execution, delivery and performance by the undersigned of this Guaranty; (vi) this Guaranty constitutes a valid, legal and binding obligation of the undersigned, enforceable in accordance with its terms; (vii) there are no proceedings presently pending or, to the best of the undersigned’s knowledge, having made reasonable inquiry, threatened against the undersigned which will materially impair its ability to perform under this Guaranty; and (viii) the undersigned is and will remain in full compliance (solely to the extent applicable to it) with all laws and regulations requiring that it neither is nor shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (B) a person designated under Section l(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed this 1st day of November , 2023.

GUARANTOR:

/s/ Mike Coyne
Mike Coyne	, individually

, individually